EXHIBIT 10.18

FORM OF NON-DISCLOSURE AGREEMENT

____________________ (Company Name), with its principal offices located at _____________ _____________________________________ (Company Address) (herein after called "ABC"), is interested in entering into a business relationship (a "Possible Transaction") with AeroGrow International, Inc., a Nevada corporation, with its headquarters located at 900 28th Street, Suite 201, Boulder, CO 80303 (herein after called "AeroGrow"). In order to discuss and evaluate the Possible Transaction, (a) ABC has requested that disclose AeroGrow disclose to ABC certain confidential and proprietary data and other information of substantial value to AeroGrow, and (b) AeroGrow has requested that ABC disclose to AeroGrow certain confidential and proprietary data and other information of substantial value to ABC. This information may be in both oral and written form. Each of ABC and AeroGrow acknowledges that the other's disclosure of its confidential and proprietary data and information to third parties will prejudice its ability to conduct its business successfully. Accordingly, each of ABC and AeroGrow agrees that its respective receipt and use of the other's confidential and proprietary data and information will be subject to the following terms and conditions:

1.  As used in this Agreement, the following terms have the following meanings:

(a)    "Affiliate" means (i) any other Person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with that Person; (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities or beneficial interests of that Person; or (iii) an officer, director, partner or member, or a member of the immediate family of an officer, director, partner or member, of that Person. For these purposes "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting securities, by contract or otherwise.

(b)    "Confidential Information" means: (i) all information, data and materials disclosed or made available to the Receiving Party by the Disclosing Party in connection with a Possible Transaction, including, without limitation, all trade secrets, inventions, drawings, file data, test data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projection, and employee files and (ii) all analyses, compilations, studies, reports, records or other documents or materials which contain, or are prepared on the basis of any such non-public information and which are either furnished to the Receiving Party or are prepared by or for the Receiving Party or any of its directors, officers, employees, members, managers, agents, advisors or Affiliates. Notwithstanding the above, "Confidential Information" does not include any information that (i) is or becomes public knowledge otherwise than by the Receiving Party's act or omission; or (ii) is or becomes available to the Receiving Party without obligation of confidence, of which the Receiving Party was or should have been aware, from a source (other than the Disclosing Party) having the legal right to disclose that information; or (iii) is already in the possession of the Receiving Party in documented form without an obligation of confidence, of which the Receiving Party was or should have been aware, and was not received by the Receiving Party in anticipation of a Possible Transaction or as a result of a prior relationship with the Disclosing Party.

(c)    "Disclosing Party" means the Person, either ABC or AeroGrow that is disclosing the Confidential Information to the Receiving Party.

(d)    "Person" means any entity, corporation, company, association, joint venture, partnership, trust, limited liability company, limited liability partnership, real estate investment trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), court, tribunal, mediator, arbitrator, trustee, receiver or liquidator.

(e)    "Receiving Party" means the Person, either ABC or AeroGrow, that is receiving the Confidential Information from the Disclosing Party.

(f)    "Representative" of a Person means any director, officer, employee, shareholder, partner, member, Affiliate, agent or advisor of that Person, including, without limitation, any attorney, accountant, consultant, banker or financial advisor of that Person.

2.  The Receiving Party will preserve as confidential all Confidential Information which the Receiving Party may obtain or prepare (a) during the course of discussions between ABC and AeroGrow concerning a Possible Transaction, (b) during the evaluation of a Possible Transaction and (c) during the course of any business relationship which may be established between ABC and AeroGrow. Without the prior written consent of the Disclosing Party, which may be given or withheld by the Disclosing Party in its sole and absolute discretion, the Receiving Party will not (a) disclose or demonstrate any Confidential Information to any other Person nor give any other Person access thereto, nor (b) use any Confidential Information except in evaluating a Possible Transaction, nor (c) disclose to any other Person either the fact that discussions or negotiations are taking place concerning a Possible Transaction, or the terms, conditions or status thereof or the fact that Confidential Information is being made available to the Receiving Party; provided, however, that any such Confidential Information may be disclosed to those of the Receiving Party's Representatives who (i) need to know the same for the sole purpose of evaluating a Possible Transaction and (ii) agree to keep such Confidential Information confidential and to be bound by the terms of this Agreement to the same extent as if they were parties hereto. If so requested by the Disclosing Party, the Receiving Party will cause any such Representatives to execute this Agreement so as to be personally bound hereby. In any event, the Receiving Party will be responsible for any breach of this Agreement by any of its Representatives, and the Receiving Party will, at its sole expense, take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from any prohibited or unauthorized disclosure or use of the Confidential Information. Furthermore, no publicity release or announcement concerning the discussions between ABC and AeroGrow, this Agreement or a Possible Transaction will be issued, by either ABC or AeroGrow without the advance written approval of the form and substance thereof by the other. In the event that any such publicity release or announcement is required by law (in the opinion of either party's counsel), ABC or AeroGrow will consult with each other in advance and cooperate with respect to any required press release or other disclosure.

3.  If the Receiving Party or any of its Representatives is requested (by subpoena, interrogatory, request for information or documents, civil investigate demand or other similar legal process) to disclose any of the Confidential Information to any other Person, the Receiving Party will provide the Disclosing Party with prompt written notice of such request so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Thereafter, if the Receiving Party or any such Representative is nevertheless, in the opinion of its counsel, legally compelled to disclose the Confidential Information so requested or else stand liable for contempt or suffer other censure or penalty, the Receiving Party or that Representative may, without liability hereunder, disclose to such other Person only that portion of the Confidential Information which the Receiving Party's counsel advises is legally required to be disclosed. The Receiving Party will, in addition, exercise its best efforts to preserve the confidentiality of the Confidential Information so "disclosed and cooperate with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.

4.  The Receiving Party will use at least the same degree of care to avoid the publication, disclosure, reproduction or other dissemination of the Confidential Information as the Receiving Party employs with respect to its own valuable, proprietary information which it protects from unauthorized publication, disclosure, reproduction or other dissemination, but no less than a reasonable degree of care.

5.  The Receiving Party will not conduct any inquiries regarding the Confidential Information or a Possible Transaction with any of the Disclosing Party's stockholders, officers, members, managers, directors, employees, affiliates, suppliers, proposed business partners or customers or with others having business relationships with the Disclosing Party except through Representatives of the Disclosing Party designated in writing by the Disclosing Party from time to time.

6.  All documents, drawings, records, data bases, programs and other physical media of expression incorporating or containing any Confidential Information which the Disclosing Party furnishes to the Receiving Party are acknowledged to be the property of the Disclosing Party and will be promptly surrendered to the Disclosing Party upon the expiration or termination of the discussions between ABC and AeroGrow or any business relationship which may be established between ABC and AeroGrow. In addition, except to the extent the Receiving Party is advised by counsel that such action is prohibited by law, the Receiving Party will also destroy all copies, summaries and notes thereof made by the Receiving Party and all analyses, compilations, studies, reports or other documents or materials which are prepared by the Receiving Party or its advisors and which contain or reflect any Confidential Information which the Disclosing Party furnishes to the Receiving Party. After such expiration or termination the Receiving Party will make no further use of any of these materials, and if so requested by the Disclosing Party, a duly authorized officer of the Receiving Party will deliver to the Disclosing Party a certificate indicating that the requirements of the immediately preceding two sentences have been satisfied in full. The foregoing will apply regardless of the reasons for or circumstances surrounding such expiration or termination.

7.  Except as otherwise provided in any binding agreement between ABC and AeroGrow, all designs, methods, processes, developments, ideas and/or inventions directly related to, or usable in, the Disclosing Party's business which the Receiving Party conceives, develops or reduces to practice, or causes to be conceived, developed or reduced to practice, as a result of the Receiving Party's access to the Confidential Information will be the Disclosing Party's sole property. Upon demand and without any further consideration the Receiving Party will confirm such ownership by executing assignments of all of the Receiving Party's rights therein to the Disclosing Party.

8.  The Receiving Party understands that the Disclosing Party makes no representations or warranties as to the accuracy or completeness of any Confidential Information disclosed to the Receiving Party, and the Receiving Party agrees that neither the Disclosing Party nor any of its officers, directors, stockholders, members, managers, employees, agents or attorneys or controlling Persons within the meaning of Section 20 of the Securities Exchange Act of 1934 will have any liability to the Receiving Party arising from the Receiving Party's use of the Confidential Information, except if the Disclosing Party is held to be in breach of this Agreement.

9.  The Receiving Party agrees that money damages will not be a sufficient remedy for any breach of this Agreement by the Receiving Party or any of its Representatives and that in addition to all other remedies which may be available, the Disclosing Party will be entitled to seek specific performance and injunctive or other equitable relied without bond, as a remedy for any such breach or threatened breach.

10.  To the fullest extent permitted by applicable law, rule or regulation, all of the covenants and agreements contained in this Agreement will survive the termination of any discussions between ABC and AeroGrow or the termination or expiration of any business relationship which may hereafter be established between ABC and AeroGrow, and will also survive any definitive agreements entered into by ABC and AeroGrow, in each such case for a period of three (3) years from the date hereof, unless and only to the extent that such definitive agreements expressly supersede the covenants and agreements contained herein; provided, however, that the provisions of this Agreement relating to the preservation of the confidentiality of the Confidential Information and each party's obligation to reimburse the other for all costs incurred by the other in connection with the successful enforcement of this Agreement as to such matters will, in any event, survive for so long as the Confidential Information remains confidential.

11.  This Agreement supersedes all previous agreements, written or oral, relating to the above subject matter, and may be modified only by a written instrument duly executed by ABC and AeroGrow.

12.  In the event of any litigation between ABC and AeroGrow in connection with this Agreement, the unsuccessful party to such litigation will pay to the successful party therein all reasonable costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

13.  All clauses and covenants contained in this Agreement are severable and in the event any of them is held to be invalid by any court, this Agreement will be interpreted as if such invalid clauses and covenants were not contained herein.

14.  This Agreement will be construed according to the laws of the State of Colorado, without regard to its principles concerning conflicts of law. Any suit brought hereon must be brought in the state or federal courts sitting in the County of Denver, Colorado. ABC and AeroGrow hereby waive any claim or defense that such forum is not convenient or proper.

ACKNOWLEDGED AND AGREED
AS OF _______________:

ACKNOWLEDGED AND AGREED
AS OF _______________, 20____:

AEROGROW INTERNATIONAL, INC.

F. Wiedemann, VP